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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588

To our stockholders:

        You are cordially invited to attend the 2012 annual meeting of stockholders of Callidus Software Inc. to be held on Wednesday, June 6, 2012, at 10:00 a.m. Pacific Time at our headquarters located at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588. Details regarding the business to be conducted at the annual meeting are described in the following notice of annual meeting and proxy statement. Also enclosed in this mailing are three other documents: our annual report, which contains information about our business and includes our fiscal 2011 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the annual meeting, please complete and return the enclosed proxy card as soon as possible. Voting by written proxy will ensure your representation at the annual meeting. Please review the instructions on the proxy card regarding voting by written proxy, as well as the question and answer section in the first part of the proxy statement.

Sincerely,

V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary
Pleasanton, California April 20, 2012

YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588
(925) 251-2200

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m., Pacific Time, on June 6, 2012
PLACE:	Callidus Software Inc. 6200 Stoneridge Mall Road, Suite 500 Pleasanton, CA 94588
ITEMS OF BUSINESS:	(1) To elect our Class III directors;
(2) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2012;
(3) To approve, by an advisory vote, executive compensation; and
(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date, April 9, 2012.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the enclosed proxy card.

2011 ANNUAL REPORT:	A copy of our annual report is enclosed.
DATE OF MAILING:	This notice, the attached proxy statement, the accompanying proxy card and our annual report are first being mailed to stockholders on or about April 20, 2012.

By Order of the Board of Directors
V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary

Pleasanton, California
April 20, 2012

CALLIDUS SOFTWARE INC.

2012 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

        The board of directors of Callidus Software Inc. is soliciting your vote at our 2012 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Ronald J. Fior and V. Holly Albert have been designated as proxies for our 2012 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

        The record date for our 2012 annual meeting of stockholders is April 9, 2012. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

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  vote at the meeting and any adjournments or postponements of the meeting.

        On the record date, 34,642,068 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" (OR IN "STREET NAME")?

        Most stockholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

        Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, you are considered the "stockholder of record" with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

        Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

        By Written Proxy:    Stockholders of record can vote their shares by marking, signing and timely returning the enclosed proxy card. Beneficial holders must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or nominee as to how to vote their shares.

        By Telephone and Internet Proxy:    Beneficial holders may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.

        In Person:    All stockholders may vote in person at the meeting. Street name or beneficial holders must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

        A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

  •
  is present and votes in person at the annual meeting; or

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  has timely and properly submitted a proxy card.

        If there are not enough shares present both in person and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

        Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

        Stockholders should specify their choice for each issue to be voted upon at the annual meeting on the enclosed proxy card. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

        Stockholders of Record.    If you are a stockholder of record and you do not return a proxy, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent auditors; and (iii) FOR Proposal Three approving the advisory vote in favor of our executive compensation.

        Beneficial Owners.    If you are a beneficial owner and (i) you do not return a proxy card to your broker or other nominee who holds your shares, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but are not considered entitled to vote on the non-routine proposals.

        We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Auditors, approving the selection of KPMG LLP as our independent auditors is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.

        However, we believe that Proposal One: Election of Directors and Proposal Three: Advisory Vote on Executive Compensation are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

        Additionally, in connection with the election of directors, if a director in an uncontested election receives a greater number of "withheld" votes than "for" votes, he/she will be required to tender his/her resignation as explained in the "Majority Vote Policy" of "Proposal One: Election of Directors" below.

HOW DO I CHANGE OR REVOKE MY PROXY?

        You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely: (1) filing with our Secretary a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary, or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to commencement of the vote at the meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

        It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by completing and returning each proxy card you receive.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

        Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our Internet website located at http://www.calliduscloud.com/investor-relations/governance. When submitting the name of a candidate for nomination to the board of directors to the Secretary, you should submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications, and any other data supporting the nomination.

        Pursuant to Rule 14a-8 of the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in our proxy materials for our 2013 annual meeting of stockholders, proposals must be received by us no later than December 22, 2012 and have complied with the requirements of Rule 14a-8 of the Exchange Act.

        Stockholders intending to present a proposal at our 2013 annual meeting, but not intending to have such proposal included in our 2013 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2013 annual meeting on or after February 6, 2013 and on or before March 8, 2013. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

        We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

        In some cases, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2011 annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588 or a verbal request by telephone to Investor Relations at (925) 251-2207. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the 2011 annual report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

PROPOSAL ONE:

ELECTION OF DIRECTORS

        In voting on the election of our director nominees, stockholders may:

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  vote in favor of all nominees;

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  withhold votes as to all nominees; or

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  withhold votes as to specific nominees.

        Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

        Majority Vote Policy.    Our corporate governance guidelines, which are summarized later in this proxy statement, set forth the procedures if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his/her election than votes "for" such election is required to promptly tender his/her resignation to the board of directors following certification of the shareholder vote.

        The nominating and corporate governance committee (the "NCG committee") is required to make recommendations to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out in our corporate governance guidelines which are available on our Internet website located at http://www.calliduscloud.com/investor-relations/governance and under the section entitled "Vote Required" below.

        Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. The board of directors is currently comprised of seven directors. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as nearly one-third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below:

Class III (2012)	Class I (2013)	Class II (2014)
Charles M. Boesenberg	Mark A. Culhane	William B. Binch
Leslie J. Stretch	George B. James	Michele Vion
David B. Pratt

        Based on the recommendation of the NCG committee, the board of directors has nominated Charles M. Boesenberg and Leslie J. Stretch for election as Class III directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2015 or until their successors are duly elected and qualified. Mr. Boesenberg and Mr. Stretch are currently serving as Class III directors and have each consented to serve for a new term.

        Directors in Class I and Class II are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

        The two Class III directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

        In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his/her election than votes "for" such election (a "Majority Withheld Vote") is obligated to promptly tender his/her resignation to the board of directors following certification of the shareholder vote. This election is an uncontested election.

        In the event of a tendered resignation following a Majority Withheld Vote, the NCG committee will thereafter promptly consider the resignation offer and recommend to the board of directors action with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation, or taking any other action such committee deems to be appropriate and in our best interests. In considering what action to recommend with respect to the tendered resignation, the NCG committee will take into account all factors deemed relevant by the members of the NCG committee including, without limitation, any stated reasons why stockholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the director's contributions to us, and our corporate governance guidelines.

        The board of directors will act on the NCG committee's recommendation no later than 90 days following certification of the shareholder vote. In considering the NCG committee's recommendation, the board of directors will consider the factors and possible actions considered by the NCG committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

        Following the board of directors' decision on the NCG committee's recommendation, we will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission (the "SEC").

        Except as indicated below, any director who tenders his/her resignation pursuant to this provision shall not participate in the NCG committee recommendation or board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the NCG committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee of the board of directors amongst themselves solely for the purpose of considering the tendered resignation(s) and will recommend to the board of directors action to be taken with respect to the tendered resignation(s). This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignation(s). To the extent that one or more directors' resignation(s) are accepted by the board of directors, the NCG committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

        It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information Concerning Director Nominees

        Charles M. Boesenberg, age 63, has served as a director of Callidus since February 2006, as Chairman of the Board since November 2008, and as Executive Chairman of the Board from November 2007 to November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the Board at NetIQ Corporation, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM Corporation and Apple Inc. and served as President and Chief Executive Officer of Central Point Software Inc., Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the board of directors of Silicon Graphics International Corp., a provider of computer servers and data storage solutions, Ancestry.com, an online provider of family history resources, Keynote Systems, Inc. a provider of on-demand test and measurement products for mobile communications and Internet performance, and Boingo Wireless, Inc., a Wi-Fi software and services provider. Previously, Mr. Boesenberg was a director at Interwoven Inc., Symantec Corporation, Macromedia and Maxtor. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skillful ability to interact with the investment community also add to his importance to the board of directors.

        Leslie J. Stretch, age 50, has served as our President and Chief Executive Officer since December 2007 and has served as a director on our board of directors since July 2008. Previously, Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business from July 2007 to November 2007, Senior Vice President, Worldwide Sales from April 2006 to July 2007, and Vice President, Worldwide Sales from November 2005 to April 2006. Prior to joining Callidus, Mr. Stretch served as interim Chief Executive Officer for The Hamsard Group, plc. in the United Kingdom from April 2005 to September 2005. Prior to that, Mr. Stretch served in a variety of roles at Sun Microsystems, most recently as Senior Vice President of Global Channel Sales from January 2005 to April 2005, UK Vice President and Managing Director from February 2003 to January 2005, and UK Sales Director from May 1996 to February 2003. Prior to joining Sun Microsystems, Mr. Stretch served in a variety of roles at Oracle Corporation, UK including Director of Retail and Commercial Business UK from June 1995 to June 1996, Branch Manager Western Canada from 1994 to 1995, and Branch Manager Scotland from 1989 to 1994. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities within small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the difficulties organizations encounter managing sales performance programs is welcomed and appreciated by our customers, which helps to establish and direct our corporate goals and objectives. Additionally, as our President and Chief Executive Officer, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and challenges critical to the supervisory role of our board of directors.

Information Concerning Directors Continuing in Office

        William B. Binch, age 72, has served as a director of Callidus since April 2005 and as our Lead Independent Director of our board of directors since October 2008. Mr. Binch also currently serves as director of MedeAnalytics Inc. (formerly, MedeFinance, Inc.) since June 2004, an application service provider of financial and analytical resources to the healthcare industry; and Saama Technologies, Inc. since October 2000, a consulting and system integration firm specializing in business intelligence and analytics. Mr. Binch also served as director of SPSS Inc., a predictive analytics technology company, from March 2001 until its acquisition by IBM Corporation in October 2009. From 2003 to 2004, Mr. Binch served as the Chief Executive Officer and President of SeeCommerce, a business performance management software company. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data warehousing companies. Mr. Binch also previously served for five years at Oracle Corporation, ultimately as Vice President of Strategic Accounts. Mr. Binch holds a B.S., Industrial Engineering degree from the University of Maryland. The board of directors believes that Mr. Binch's extensive experience as a senior executive, and detailed knowledge supervising sales organizations in particular, are important assets that assist the board of directors and management to identify and define the company's strategic initiatives and contribute to the structuring of internal operations.

        Mark A. Culhane, age 52, has served as a director of Callidus since June 2010. Since 2001, Mr. Culhane has also been the Executive Vice President and Chief Financial Officer of DemandTec, Inc., an IBM Corporation company, which provides consumer demand management solutions. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, as its Chief Financial Officer and Secretary from September 1998 to August 2001. Prior to his time at iManage, Mr. Culhane worked at SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, from July 1992 to December 1997, in a variety of roles with ever increasing responsibility, ultimately as Chief Financial Officer and Secretary. From July 1982 to July 1992, Mr. Culhane worked at Price Waterhouse, ending his tenure as Senior Manager. Mr. Culhane earned his B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions along with his decade of work as an auditor provide the board of directors and our audit committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

        George B. James, age 74, has served as a director of Callidus since May 1999. Mr. James also currently serves as director of Pacific States Industries, a private lumber distribution company. From 1985 to 1998, Mr. James served as Senior Vice President and Chief Financial Officer of Levi Strauss & Company, an apparel manufacturer. Prior to joining Levi Strauss, Mr. James was Executive Vice President and Chief Financial Officer, and later Group President, with Crown Zellerbach Corporation, a paper mill company, from 1982 to 1985. His previous experience also includes ten years with Arcata Corporation, a forest product and printing company, as Senior Vice President and Chief Financial Officer, and three years with PepsiCo Leasing Corporation, an equipment leasing company, as Vice President of Finance. Mr. James also served as a member of the board of directors and on the audit committee of The Sharper Image, a consumer products company, from 1999 to 2008. Mr. James holds a B.A. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business. The board of directors considers Mr. James a seasoned business veteran with significant strategic, operational and in-depth accounting knowledge whose contributions to the board of directors and audit committee continue to be invaluable.

        David B. Pratt, age 72, has served as a director of Callidus since June 2004 and served as our Interim President and Chief Executive Officer from June 2004 to May 2005. Prior to joining Callidus, Mr. Pratt served as Interim President and Chief Executive Officer of AvantGo, Inc., a mobile internet service company, from October 2002 to February 2003. From April 2002 until October 2002, he volunteered as Interim President and Chief Executive Officer of the YMCA of the Mid-Peninsula, where he remains a member of the board of directors. From January 2000 to March 2001, Mr. Pratt served as President and Chief Executive Officer of gForce Systems, an enterprise software company focusing on e-learning. Prior to joining gForce, Mr. Pratt was Executive Vice President and Chief Operating Officer of Adobe Systems, Inc., a software company, from May 1988 to January 1998. From October 1987 to April 1988, Mr. Pratt was Executive Vice President and Chief Operating Officer of Logitech, Inc., a manufacturer of computer input devices. Prior to Logitech, Mr. Pratt served as Senior Vice President and Chief Operating Officer of Quantum Corporation from February 1986 to March 1987. Mr. Pratt currently serves on the boards of directors of The SETI Institute and YMCA of the USA, and has in the past also served on the board of Plumtree Software from 2002 until October 2005. Mr. Pratt holds an M.B.A. from the University of Chicago and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology. The board of directors regards Mr. Pratt as a strong executive with a deep understanding of public company operational, financial and governance standards that the board of directors considers important in guiding the company in the future. Additionally, as a former interim President and Chief Executive Officer of Callidus, the board of directors considers his in depth understanding of Callidus products and customer requirements particularly useful when analyzing strategic and operational goals for Callidus and assessing operational risks.

        Michele Vion, age 52, has served as a director of Callidus since September 2005. Ms. Vion has been employed as Vice President – Human Resources at Bill Barrett Corporation, a natural resources development and exploratory property company, since August 2010. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, as Group Vice President of Human Resources from November 2008 to January 2010 and previously served as Senior Vice President, Human Resources, from September 2006 to November 2008. Ms. Vion was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions including Vice President of Human Resources from 2003 to 2005, Director of Human Resources from 2001 to 2003, and Director of Compensation from 1999 to 2001. Prior to her employment at Sun Microsystems, Ms. Vion held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company, Electronic Data Systems Corporation, a global technology services company, and JP Morgan, a global financial services firm. Ms. Vion holds a B.A. in East Asian Studies and Economics from

Wesleyan University. The board of directors believes the vast knowledge of human resources activities, including a wide variety of compensation plan structures, which Ms. Vion brings to the board of directors is strategically important to the company's development of its products for target markets and to structuring and maintaining the company's own operations.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On the recommendation of our audit committee, our board of directors has appointed KPMG LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2012. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG LLP will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire. If the stockholders do not ratify the appointment of KPMG LLP, the audit committee of the board of directors will reconsider the appointment.

        In the vote on the ratification of the selection of KPMG LLP as our independent auditors, stockholders may:

  •
  vote in favor of ratification;

  •
  vote against ratification; or

  •
  abstain from voting on ratification.

        Assuming a quorum is present, the selection of KPMG LLP as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the audit committee of the board of directors.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2012.

Auditor Information

        The types of services and aggregate fees billed or expected to be billed by KPMG LLP with respect to our 2011 and 2010 fiscal years are as follows:

Description of Services	2011	2010
Audit Fees(1)	$935,593	$958,000
Audit-Related Fees(2)	$582,500	$97,500
Tax Fees(3)	$20,000	$67,100
Total	$1,538,093	$1,122,600

(1)
The services relate to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.

(2)
Relates to assurance and related services that were reasonably related to the performance of the audit or the review of our annual financial statements.

(3)
Relates to services for tax return compliance, tax advice and tax planning.

        The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

        In accordance with its charter, the audit committee is required to pre-approve all audit and audit related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the audit committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2011, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations and the audit committee determined that the performance of non-audit tax services performed by KPMG were compatible with maintaining KPMG's independence.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

        Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

        Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our board of directors and management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act, SEC rules, and the listing standards of the NASDAQ Global Select Market (or "NASDAQ"). In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

        Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section entitled "Independence of Directors" below), at the direction of our board of directors, we also:

  •
  periodically review and make necessary changes to the charters for our audit, compensation and NCG committees;

  •
  have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

  •
  have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

  •
  have a code of business conduct and ethics that applies to our officers, directors and employees.

        In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address such matters as:

  •
  Director Independence — Independent directors must constitute at least a majority of our board of directors.

  •
  Monitoring Board Effectiveness — The board of directors must conduct an annual self-evaluation of the board of directors and its committees.

  •
  Chairman of the Board and Lead Independent Director — The roles and responsibilities of the Chairman of the Board and the Lead Independent Director are generally described in our corporate governance guidelines, as described under the sections entitled, "Chairman of the Board" and "Lead Independent Director", below.

  •
  Executive Sessions of Directors — The Chairman of the Board, the Lead Independent Director, and/or and the independent chairpersons of the applicable committees regularly lead meetings among non-employee directors without management present.

  •
  Board Access to Independent Advisors — Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

  •
  Board Committees — All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable NASDAQ criteria.

Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our Internet website at http://www.calliduscloud.com/investor-relations/governance.

Meetings of the Board of Directors

        Our board of directors held eighteen regular and special meetings in 2011. Each director attended at least 75% of all meetings of the board of directors held during 2011. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors attended our 2011 annual meeting of stockholders.

Risk Oversight

        Our board of directors' role in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board of directors has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer as well as additional comments or recommendations from any member of senior management in order to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chair of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board of directors. This enables the board of directors and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer ("CEO"), principal financial officer and principal accounting officer. During 2011, no waivers were granted from any provision of the code of business conduct and ethics.

        A copy of our code of business conduct and ethics is available on our Internet website at http://www.calliduscloud.com/investor-relations/governance and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on the website referred to above.

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588 or by submitting an e-mail to boardofdirectors@calliduscloud.com. The Lead Independent Director is available for periodic consultation and direct communication with our major stockholders. Stockholders and others may also direct their correspondence solely to the Chairperson of the audit committee or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

        Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this proxy statement, six out of the seven members of our board of directors is "independent," with Leslie J. Stretch, our President and Chief Executive Officer, being the only exception. In addition, all members of the audit and qualified legal compliance, compensation, and nominating and corporate governance committees satisfy such independence criteria.

Structure of the Board of Directors

        The positions of Chief Executive Officer and Chairman of the Board are separated. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance.

        Our Chairman of the Board is independent, and we also have a separate Lead Independent Director. Mr. Boesenberg currently serves as our Chairman of the Board and Mr. Binch serves as our Lead Independent Director.

  Chairman of the Board

        The duties of the Chairman of the Board include: (i) reviewing and approving all meeting agendas of the board of directors in consultation with the Chief Executive Officer and Lead Independent Director, (ii) presiding over meetings of the board of directors, (iii) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (iv) serving as a liaison between our Chief Executive Officer and our board of directors, and (v) leading the board of directors' annual evaluation process of the Chief Executive Officer.

  Lead Independent Director

        The Lead Independent Director is selected from our independent directors. The duties of the Lead Independent Director include: (i) working directly with the Chairman of the Board to develop agendas for meetings of the board of directors, (ii) leading the review process of the Chairman of the Board, (iii) serving as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer, (iv) being available for periodic consultation and direct communication with our major stockholders, (v) calling and presiding over meetings of the independent directors, (vi) overseeing corporate governance matters, including being the Chairman of the NCG committee, as well as evaluating the performance of the board of directors and its committees and reviewing such findings with directors and members of our executive management team.

Executive Sessions

        The board of directors regularly holds executive sessions without the presence of executive management. The sessions are scheduled and led by either the Chairman of the Board or the Lead Independent Director and/or the applicable independent chairperson of the committee of the board of directors. Any director can request additional executive session(s) be scheduled.

Compensation Plans Risk Assessment

        As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board of directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

        The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an audit committee (which also serves as our qualified legal compliance committee), a compensation committee and a nominating and corporate governance committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during 2011. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at http://www.calliduscloud.com/investor-relations/governance.

  Audit Committee and Qualified Legal Compliance Committee

        The audit committee and qualified legal compliance committee ("QLCC") currently consist of:

  Mark A. Culhane (Chair)
  George B. James
  David B. Pratt

        The audit committee met eleven times in 2011. Messrs. Culhane, James and Pratt were members of our audit committee at the end of 2011. Mr. James served as Chairperson of the audit committee until March 2011 at which time Mr. Culhane became Chairperson. Each of Messrs. Culhane, James and Pratt: (1) is "independent" as defined by current NASDAQ listing standards, (2) meet the independence requirements of Rule 10A of Exchange Act, and (3) qualify as a "financial expert" as defined by SEC rules. The audit committee charter was amended and restated on March 12, 2012 and is available on our Internet website at http://www.calliduscloud.com/investor-relations/governance. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. In discharging its duties, the audit committee:

  •
  has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

  •
  reviews and approves the scope of the annual audit;

  •
  reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

  •
  reviews the integrity of our financial reporting process;

  •
  reviews our financial statements, disclosures and filings with the SEC;

  •
  reviews funding and investment policies;

  •
  reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

  •
  reviews disclosures from our independent auditors regarding independence standards;

  •
  reviews and, if appropriate, approves, related-party transactions and/or other conflicts or potential conflicts of interest; and

  •
  annually reviews and assesses its performance and the adequacy of its charter.

        The members of our audit committee also act as our QLCC. The QLCC is responsible for reviewing any reports it receives from attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. As no such violations or breaches were reported in the last fiscal year, the QLCC did not meet in 2011. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations and determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The audit committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC acts only by majority vote.

        A report of the audit committee for fiscal year 2011 is included in this proxy statement.

  Compensation Committee

        The compensation committee currently consists of:

  Michele Vion (Chair)
  William B. Binch
  Mark A. Culhane
  David B. Pratt

        The compensation committee met seven times in 2011. Messrs. Binch and Pratt and Ms. Vion were members of the committee at the end of 2011, and Mr. Culhane joined the committee effective January 1, 2012. The board of directors has determined that each of the members of the compensation committee is: (1) a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an "outside director" as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) "independent" as defined by current NASDAQ listing standards.

        The compensation committee's specific responsibilities include the following:

  •
  oversight of our compensation and benefits policies generally;

  •
  evaluate the performance of our executives and reviewing our management succession plans;

  •
  oversee and set compensation for our executive officers other than our President and CEO and advise and make compensation recommendations to the board of directors for our President and CEO and directors;

  •
  review and approve an annual discussion and analysis on executive compensation for inclusion in this proxy statement;

  •
  review and approve any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

  •
  annually review and assess its performance and the adequacy of its charter.

        A copy of the compensation committee charter can be accessed electronically at http://www. calliduscloud.com/callidus/investor-relations/governance/. For more information regarding the compensation committee's processes and use of consultants, see the "Compensation Discussion And Analysis" included in this proxy statement below.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee (or "NCG committee") currently consists of:

  William B. Binch (Chair)
  George B. James
  Michele Vion

        The NCG committee met two times in 2011. The board of directors has determined that each of the members of the NCG committee is "independent" as defined under current NASDAQ listing standards. Pursuant to its charter, the NCG committee is responsible for, among other things:

  •
  making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

  •
  evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;

  •
  establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;

  •
  overseeing the process for evaluating the performance of our board of directors and its committees;

  •
  evaluating the current composition, organization and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;

  •
  reviewing related-party transactions and conflicts of interest policies; and

  •
  annually reviewing and evaluating its performance, including compliance with its charter.

        A copy of the NCG committee charter can be accessed electronically at http://www.calliduscloud.com/callidus/investor-relations/governance/.

Consideration of Director Nominees

        Stockholder Nominees.    Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares — How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, NCG committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under "Director Qualifications."

        Director Qualifications.    Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committees charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

        Identifying and Evaluating Nominees for Directors.    The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee regularly assesses the appropriate size of the board of directors and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates are evaluated at regular or special meetings of the NCG committee and may be considered at any point during the year.

INFORMATION REGARDING COMPENSATION OF DIRECTORS
AND EXECUTIVE OFFICERS

Director Compensation

        We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. We have a holding requirement for directors that furthers this goal, such that no shares underlying the RSUs awarded to non-employee directors can be sold by the director until the earlier of his/her departure from the board of directors (whether by resignation, death or failure to be re-elected) or a change of control.

        Our non-employee directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below. In July 2010, the board of directors reduced the annual cash retainer for non-employee directors and those reductions remained in place throughout 2011.

		Annual Cash Retainer(1)		Annual Equity Compensation(2)
Board of Directors Membership	Existing Member		$20,000

•

15,000 stock options

•

5,000 restricted stock units ("RSU"s)

•

In 2011, a one-time special grant of 2,500 RSUs due to continued reduction in annual cash retainer that occurred in 2010 (excluding Chairman of the Board and Lead Independent Director)

	New Member			• 25,000 stock options (vest 25% on first anniversary of award date and monthly thereafter for three years) • 7,500 RSUs

Chairman of the Board			$20,000	• 10,000 RSUs • In 2011, a one-time special grant of 5,000 RSUs due to continued reduction in annual cash retainer that occurred in 2010

Lead Independent Director			$20,000	• 5,000 RSUs • In 2011, a one-time special grant of 2,500 RSUs due to continued reduction in annual cash retainer that occurred in 2010

Audit Committee	Chair		$20,000
	Member		$10,000

Compensation Committee	Chair		$15,000
	Member		$8,000

Nominating and Corporate Governance Committee	Chair Member	$ $	8,000 6,000

(1)
The annual cash retainers are payable in quarterly installments.

(2)
Except as otherwise stated, each option and RSU vests immediately following the annual meeting of stockholders, but no shares underlying the RSUs can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.

        We have entered into change of control agreements with each of our non-employee directors. In the event of a change of control, all options and stock awards, including RSUs held by each director at the time of the change of control, will immediately vest.

        The table below shows the compensation received by each of our directors during the fiscal year ended December 31, 2011. Our directors do not receive fringe or other benefits.

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William B. Binch	$56,000	$71,250	$31,712	—	—	$158,962
Charles M. Boesenberg	$40,000	$114,000	$31,712	—	—	$185,712
Mark A. Culhane	$37,500	$42,750	$31,712	—	—	$111,962
George B. James	$38,500	$42,750	$31,712	—	—	$112,962
David B. Pratt	$38,000	$42,750	$31,712	—	—	$112,462
Michele Vion	$41,000	$42,750	$31,712	—	—	$115,462

(1)
Mr. Stretch, our President and Chief Executive Officer, does not receive any compensation for his service as a member of the board of directors.

(2)
The amounts shown reflect the grant date fair value of RSUs and stock options granted, respectively, determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2011. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards.

        The following table sets forth information with respect to stock options and RSUs granted during 2011 to our non-employee directors. The vesting schedule and grant term is described in further detail in the "Director Compensation" section above.

Name	Grant Date	Restricted Stock Unit Awards: Number of Shares of Stock or Units (#)(1)	Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Restricted Stock Unit and Option Awards ($)(4)
William B. Binch	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	12,500	—	—	$71,250
Charles M. Boesenberg	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	20,000	—	—	$114,000
Mark A. Culhane	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	7,500	—	—	$42,750
George B. James	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	7,500	—	—	$42,750
David B. Pratt	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	7,500	—	—	$42,750
Michele Vion	6/1/2011	—	15,000	$5.70	$31,712
	6/1/2011	7,500	—	—	$42,750

(1)
Represents the number of RSUs awarded to each director.

(2)
Represents the number of stock options granted to each director.

(3)
The exercise price for the stock option grant is the fair market value (i.e., the closing price) of our common stock on the grant date, as reported on NASDAQ.

(4)
The amounts represent the aggregate grant date fair value of each stock option and/or RSU award, as applicable, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during fiscal 2011. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions.

        The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2011.

		Option Awards				Restricted Stock Unit Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William B. Binch	4/11/2005	30,000	—	$3.90	4/10/2015	—	—
	6/7/2005	1,561	—	$3.50	6/6/2015	—	—
	6/5/2007	20,000	—	$8.25	6/5/2012	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
Charles M. Boesenberg	2/27/2006	30,000	—	$4.14	2/27/2016	—	—
	6/5/2007	15,000	—	$8.25	6/5/2012	—	—
	11/28/2008	30,000	—	$2.04	11/28/2013	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
Mark A. Culhane	6/1/2010	9,375	15,625	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
George B. James	8/6/2002	15,000	—	$0.84	8/6/2012	—	—
	12/23/2002	14,160	—	$0.84	12/23/2012	—	—
	8/26/2003	48,000	—	$4.17	8/26/2013	—	—
	5/27/2004	16,667	—	$7.10	5/27/2014	—	—
	6/7/2005	20,000	—	$3.50	6/6/2015	—	—
	6/5/2007	25,000	—	$8.25	6/5/2012	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
David B. Pratt	7/30/2004	120,000	—	$3.65	7/30/2014	—	—
	6/1/2004	30,000	—	$7.22	6/1/2014	—	—
	11/30/2004	120,000	—	$4.54	11/30/2014	—	—
	6/7/2005	767	—	$3.50	6/6/2015	—	—
	6/5/2007	15,000	—	$8.25	6/5/2012	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
Michele Vion	9/8/2005	30,000	—	$3.62	9/8/2015	—	—
	6/5/2007	15,000	—	$8.25	6/5/2012	—	—
	6/3/2008	15,000	—	$6.08	6/3/2013	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—

(1)
Each stock option and RSU vested immediately following the 2011 annual meeting of stockholders, but no shares underlying the RSUs can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

        The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Michele Vion, Chair
William B. Binch
David B. Pratt
* Mark A. Culhane joined the committee effective January 1, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis focuses on the compensation paid with respect to the fiscal year ended December 31, 2011 to our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), as well as each of the three most highly compensated executive officers all of whom we refer to collectively as the "named executive officers" or "NEOs".

Executive Summary

        Our executive compensation program seeks to encourage and reward contributions and align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. Our compensation committee believes that our long-term objective of increasing stockholder value is closely tied to our ability to compete for talented executives who are motivated to achieve strategic annual and long-term business objectives. Therefore, in line with our pay for performance philosophy, our compensation committee has designed and continually reviews and refines our executive compensation program with an intention to accomplish the following goals:

  •
  maintain and enhance our ability to attract and retain highly qualified executives;

  •
  encourage performance that aligns executive compensation risks and rewards to our top business priorities;

  •
  foster a mindset among the executive team that the risks and rewards of our compensation plan are fair and consistent; and

  •
  focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable.

        Our executive compensation program is designed to promote the attainment of strategic annual and long-term business objectives to increase stockholder value. Executive compensation consists primarily of cash compensation (both base salary and performance-based bonus) and longer term equity incentives. Consistent with our pay for performance philosophy, the total compensation received by our NEOs varies based on individual and corporate performance measured against annual performance goals.

        Our strong executive compensation policies and practices are further exemplified by the following:

  •
  A substantial percentage of our named executive officers' pay is comprised of equity compensation such that their pay increases with increases in stockholder value;

  •
  No substantive or recurring benefits or prerequisites are provided to executives other than those offered generally to our employees;

  •
  Executive change of control agreements require a termination of employment before applicable benefits become payable. (For a detailed description of these "double trigger" change of control agreements, please refer to the section entitled "Change of Control Arrangements" below);

  •
  No gross-up or other reimbursement for taxes; and

  •
  The compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters.

  Strategic Executive Compensation Actions in 2011

        A key focus in the compensation decisions for 2011 was on continued, sustained non-GAAP operating profitability in our recurring revenue business model. Our board of directors and management performed pursuant to a business plan that emphasized additional revenue and operating margin growth coupled with targeted cost reduction efforts which, if implemented effectively, would result in non-GAAP operating profitability throughout 2011. Further to that plan, a number of compensation decisions were made regarding the three principal elements of our executive compensation program (base salary, cash bonus, and equity compensation), including:

  •
  No increases to executive base salaries;

  •
  No payouts of executive cash bonuses unless non-GAAP operating profitability (as defined below and after factoring in bonus payouts) was achieved; and

  •
  Equity compensation awarded in lieu of other compensation to motivate executives to achieve long-term success and increase stockholder value.

Besides these decisions, other items of note included the following:

  •
  No changes to executive change of control or severance agreements were made in 2011;

  •
  Our board of directors has a Lead Independent Director, the positions of CEO and Chairman of the Board are separate, and all members of our board of directors are independent except for our CEO; and

  •
  As discussed in the section entitled "Director Compensation" above:

  •
  The reduction to the annual cash retainer paid to our board of directors that occurred in July 2010 remained in place during 2011; and

  •
  No RSUs awarded to non-employee directors can be sold by the director until the earlier of his/her departure from the board of directors or a change of control.

The Role of Our Compensation Committee

        The compensation committee is responsible for overseeing our executive compensation program, including reviewing and approving (or recommending to our board of directors) the compensation arrangements for our NEOs and other senior management. The compensation committee has engaged an outside compensation consulting firm, Radford, an Aon Hewitt Company ("Radford") to provide advice on executive and equity compensation matters, including guidance on peer company practices. Radford reports directly to the compensation committee and its Chairperson in particular; the committee has the sole authority to direct Radford's work.

        The compensation committee also reviews and approves general compensation policies to ensure that they: (1) do not encourage overly aggressive risk taking, and (2) complement one another and align with overall corporate goals and policies. Additionally, the compensation committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our executive officers.

Determining Executive Compensation

        The compensation committee's review of individual executive compensation includes an assessment of each element of compensation with peer group practice — we believe that our base salary, performance-based cash bonus, and equity compensation practices are comparative to our peers in light of both industry trends and expectations of senior executives in the markets we target for hiring and retention.

        In 2011, the compensation committee determined that the peer group they had approved for evaluation of 2010 compensation should remain essentially the same as it was the most appropriate for competitive analysis purposes, except that the following companies were removed: Chordiant Software, Inc. which was acquired by Pegasystems Inc.; Kana Software, Inc. which became controlled by Accel-KKR; and SumTotal Systems, Inc. which no longer satisfied the revenue criteria. Our peer group consisted of the following companies:

Actuate Corporation	Kenexa Corporation	Saba Software, Inc.
Advent Software, Inc.	Keynote Systems, Inc.	SuccessFactors, Inc.
Ariba, Inc.	NetSuite, Inc.	SupportSoft, Inc.
DemandTec, Inc.	Pegasystems Inc.	Taleo Corporation
Guidance Software, Inc.	Phoenix Technologies	The Ultimate Software Group, Inc.
iPass, Inc.	RightNow Technologies, Inc.

        The peer group is generally based on the following criteria for similarly-sized software companies:

  •
  Annual revenue of $50 to $200 million;

  •
  Employee headcount between 100 to 1,000 people; and

  •
  Companies from which we recruit executives and to whom we may lose executive talent for positions of similar scope.

  Say-on-Pay Vote

        At the stockholders meeting held on June 1, 2011, the executive compensation for our NEOs set forth in our 2011 proxy statement was approved by approximately 98% of the shares voting at the meeting (excluding broker non-votes). We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors have kept our compensation decisions and practices consistent with these overarching goals, as described in further detail in this "Compensation Discussion and Analysis", and we believe that stockholders support those views based on our voting results.

  Cash Compensation

        Our executive officers' total cash compensation consists of:

  •
  base salary, which is a fixed amount reviewed generally once a year; and

  •
  performance-based cash bonus, which is paid only if we achieve business operating goals, as further described below.

        Total target cash compensation generally falls around the median percentile of peer group data, with opportunities for higher amounts for above target performance. Actual total cash compensation (2011 base salary and amounts under our Executive Incentive Bonus Plan for 2011 described below) paid to our NEOs for 2011 was, on average, below the 25th percentile. Throughout 2011, we posted positive non-GAAP operating results.

        The compensation committee (and board of directors in the case of our CEO) considers these rates to be competitive with market practice and appropriate to motivate our NEOs to excel. In determining total target cash compensation for a specific executive officer, the compensation committee considers various factors, including the scope of the executive's particular job and position criticality, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executive's future impact or contribution to our success and growth, anticipated changes in our business plans and goals and potential impact on the executive's responsibilities, the individual's performance, our recent financial performance and market competitiveness. In addition, the compensation committee considers recommendations from our CEO regarding particular motivating factors for specific executive officers other than himself.

        The compensation committee allocates cash compensation between base salary and performance-based cash bonus based on various criteria, including in particular:

  •
  market data provided by Radford;

  •
  internal review of each executive officer's compensation and performance, both individually and relative to other executives; and

  •
  each individual's tenure as one of our executives.

        Additionally, the compensation committee compares the short-term impact of total target cash compensation with the potentially long-term impact of equity compensation. For example, the compensation committee did not raise base salaries of executives in 2011; instead it focused on longer term equity compensation by increasing the percentage of total target compensation represented by equity awards. In addition, executive bonus payouts were conditioned upon being operationally profitable on a non-GAAP basis (after bonus payments) for that applicable quarter. All of these actions supported our efforts to: (1) reduce operating expenses (by limiting executive cash compensation), and (2) sustain non-GAAP operating profitability to increase stockholder value.

  2011 Base Salaries

        Merit-based increases of executive officers' salaries are considered annually by the compensation committee and are awarded based on corporate objectives and the recommendations of our CEO after assessing each executive's performance as part of our regular performance review process. A similar process is used by the board of directors in their assessment of our CEO's performance. The compensation committee also reviews Radford's recommendations for market ranges of officers in the peer companies listed above. As described above in the section entitled "Executive Summary", for 2011, the board of directors and compensation committee continued to freeze executive base salaries at 2009 levels given our continued focus on sustained non-GAAP operating profitability, except in the case of Mr. Duan. Mr. Duan's responsibilities expanded from Senior Vice President, Asia Pacific and Latin America to

Senior Vice President, International Sales in September 2011, and commensurate with his new responsibilities, the compensation committee increased his base salary from $230,000 to $250,000 annually and increased his executive target bonus percentage from 75% to 100% of base salary.

  2011 Performance-Based Cash Bonuses

        Our Executive Incentive Bonus Plan for 2011 ("2011 Bonus Plan") was intended to support a pay-for-results environment where executives would be held accountable for achieving specific goals and results. The plan was designed to motivate the executive team to achieve business targets by placing compensation "at risk" if we did not meet our objectives.

        Individual target bonus percentages for 2011 were approved in the first quarter of the calendar year by the compensation committee (or the board of directors with respect to our CEO). Because their positions potentially have more direct impact on corporate revenue and profit generation, the compensation committee and board of directors determined that the total cash compensation for our CEO and Senior Vice President, International Sales should be weighed more heavily on performance-based metrics, consequently putting a higher portion of their total target cash compensation "at risk" than our other NEOs. The target bonus percentages (as a percentage of base salary) under the 2011 Bonus Plan were as follows:

Position	Target Bonus
Chief Executive Officer	100%
Senior Vice President, International Sales(1)	100%
Other Executive Officers	55-75%

(1)
Mr. Duan's responsibilities expanded from Senior Vice President, Asia Pacific and Latin America to Senior Vice President, International Sales in September 2011, and commensurate with his new responsibilities, his executive bonus percentage was adjusted from 75% to 100%.

        In comparison to the Executive Bonus Plan applicable to 2010, the board of directors in 2011 modified the performance components to further align our executive compensation structure with stockholder's interests in our sustained profitability. The board of directors kept the revenue and operating income components (from the preceding year's plan) measured on a quarterly basis and added two other components measured once at the end of 2011, recurring revenue gross margin and annual recurring revenue. In this way, executive focus was on both quarterly and annual objectives.

        The four performance components of our 2011 Bonus Plan and associated percentage weightings were:

  •
  Revenue (25%);

  •
  Operating income (25%);

  •
  Recurring revenue gross margin (25%); and

  •
  Annual recurring revenue (25%).

        The board of directors set the specific goals for the quarterly components twice during the year to align the performance components with changes in our business objectives and offerings during the year. The targets were based on business plan objectives and were meant to reflect challenging but achievable growth and profitability projections. The target levels for each component may not match our publicly disclosed guidance because the targets reflect ranges of expected performance that increase retentive value while offering increased rewards for superior performance. Payout eligibility arose only if we achieved the minimum threshold performance level required for a particular component. Besides target goals, the board of directors set overachievement goals (internally known as stretch objectives) to motivate the executives to exceed the target goals.

        The performance goals range from threshold, target, and overachievement level goals for the revenue, operating income, and annual recurring revenue performance components, and are as described in further detail in the table below. If the minimum threshold goal level was not reached, no cash payments would be paid to the executive. If the minimum threshold level goal was reached, then payout to the executive would be 85% of what it would have been had they reached the target level goal. Once the minimum threshold goal level was reached, actual cash payments would then be pro-rated based upon the difference between the established goal and actual performance. The minimum, all-or-nothing threshold for the recurring revenue gross margin component was set at reaching 60% gross margin in the fourth quarter of 2011. In all cases, bonuses were paid only if we were operationally profitable by at least $250,000 on a non-GAAP basis (after bonus payments) for the applicable quarter.

        The following table shows the pre-established goals for each component (expressed as a range from the minimum threshold required for any payout to the overachievement goal) for each fiscal quarter during 2011, as well as the resulting payout for all NEOs for both the quarter and annual periods. Where payout percentages are zero, we did not meet the threshold level of achievement of the performance goals for any of the components or, even if the threshold levels were met, where the payment of bonuses would materially negatively impair our non-GAAP operating profitability. For example, although the performance goals measured at the end of the fourth quarter exceeded the threshold, it would have materially negatively impacted our non-GAAP operating profitability to pay the entire bonus to our executive officers. Thus, the executive officers and the board of directors decided to forgo any payout on three of the four performance components so as to not adversely impact our non-GAAP operating profitability. Based on achievement of the fourth performance component alone, the recurring revenue gross margin component, the executive officers were entitled to an aggregate payout of $460,000, representing 25% of their target bonus percentage payout. However, the executive officers and the board of directors further decided to distribute only $200,000 of that payout to our executive officers so that a portion could instead be allocated to eligible non-executive employees to generally motivate and incentivize our employee base.

	Performance Goals (Range from Threshold to Overachievement) (in millions, except gross margin)
					Actual Payout to NEOs (as a % of NEOs base salaries)
Fiscal Year 2011	Revenue(1)	Operating Income/(Loss)(1)	Recurring Revenue Gross Margin(2)	Annual Recurring Revenue(3)		Total Bonus ($)(4)
First	$18.0-$19.4	$(1.2)-$0.1	N/A	N/A	0.0%	$0
Second	$19.3-$20.5	$(0.4)-$0.6	N/A	N/A	0.0%	$0
Third	$20.6-$21.8	$(0.2)-$0.8	N/A	N/A	0.0%	$0
Fourth	$21.2-$22.4	$(0.0)-$1.0	60.0%	N/A	7.4%	$200,000

Annual				$10.2-$13.8	0.0%	$0

(1)
These components are assessed and, if met, paid quarterly.

(2)
This component is assessed at the end of the year and, if met, paid at the same time as the annual recurring revenue component, as applicable.

(3)
This component is assessed and, if met, paid on an annual basis.

(4)
The specific payouts for each NEO are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" below.

        The compensation committee retains the right to make discretionary bonus payments based on meritorious circumstances. No discretionary bonus payments were made to any of our NEOs in 2011, except in the case of Mr. Duan, who in April 2011, received $9,659 in recognition of his exceptional sales performance.

  Equity Compensation

        The compensation committee believes that our equity compensation program is important to reward our executives and other key employees for long-term performance in a manner that reflects value received by our stockholders, while encouraging retention by subjecting equity awards to vesting over defined periods.

        In 2011, the board of directors and compensation committee determined that executives' total compensation should focus on long-term equity incentives in lieu of salary increases or significant bonus payouts, as this was seen as the most effective way to align executives' interests with the potential increase in stockholder value from sustaining non-GAAP operating profitability throughout the year. At the same time, the compensation committee remained mindful of the potential dilution to stockholders such that the majority of equity awards issued to eligible employees, including our NEOs, were in the form of RSUs rather than stock options. RSUs were awarded in smaller quantities, thereby lessening dilution of our common stock while adding retention value by offering incentives to executive officers even in a challenging market.

  2011 Equity Grants

        For 2011, we granted RSUs to our NEOs to reinforce long-term decision making, incentivize retention, and promote a continued focus on sustained non-GAAP operating profitability. The number of shares covered by each grant was based on a review of the market and peer group data and guidance received from Radford, and the difficulty and significance placed on sustaining non-GAAP operating profitability. Overall, the target value of equity awards to our NEOs was intended to fall between the median and upper third percentile of our peer group. Actual equity compensation received by our NEOs in 2011 was generally above the 75th percentile, which the compensation committee deemed appropriate in light of the below-market total cash compensation and other factors discussed above.

        With respect to specific grants to each NEO, the compensation committee (and in the case of our CEO, the board of directors) considered a number of factors, including: the executive's experience and performance, the importance of the executive's responsibilities in accomplishing our corporate objectives, the expected value of the executive's future impact to our success and growth, and the need for additional retention incentives. The compensation committee also assessed the existing equity holdings of each NEO and associated retention value in determining the number of shares to award.

        The compensation committee authorized the RSU grants shown in the table below for 2011. The grant date of all RSUs was February 28, 2011, and the RSUs vest as indicated.

Name	Number of RSUs (RSU #1)(1)(2)	Number of RSUs (RSU #2)(1)(3)
Ronald J. Fior	19,250	109,082
V. Holly Albert	15,750	89,250
Jimmy Duan	17,500	99,167
Michael L. Graves	15,750	89,250

(1)
Each RSU is subject to the NEO's continued employment over the applicable vesting period.

(2)
RSUs vest on the first anniversary of the grant date.

(3)
Following the grant date, the RSUs vest quarterly over three years.

        Given his central role in the achievement of our 2011 business objectives, our CEO received a significantly larger amount of RSUs than our other NEOs in light of the board of directors' belief that: (1) the total number of shares awarded would provide a significant incentive for our CEO to continue working towards sustained non-GAAP operating profitability throughout 2011, thereby setting the basis for an increase in our stock price that aligned with the interests of our stockholders, and (2) a staggered vesting schedule over three years would offer retentive value. The compensation committee and board of directors considered the same peer group analysis and other factors as described above with respect to our other NEOs, total compensation competitiveness based on below-market cash compensation, and incentive and retention value.

        Mr. Stretch, our CEO, received three awards in 2011 for a total of 250,000 RSUs as follows:

	Number of RSUs	Vesting Schedule(1)
RSU #1	50,000	Vest on the third anniversary of the grant date
RSU #2	30,000	Vest on the first anniversary of the grant date
RSU #3	170,000	One-third vest on the first anniversary of the grant date and the remaining two-thirds vest in eight quarterly installments thereafter

(1)
Each RSU is subject to Mr. Stretch's continued employment over the applicable vesting period.

        Prior Performance Based CEO Equity Grants.    As described in prior proxy statements, in January 2008, the board of directors sought to encourage the retention and performance of our CEO by granting 60,000 RSUs that would vest after five years, with possible accelerated vesting of up to 20,000 RSUs per year for the first three years. In 2009 and 2010, the aggregate payout was approximately 39% and 12.5%, respectively, of target bonus and, accordingly, our board of directors approved the vesting of approximately 39% and 12.5%, respectively, of the 20,000 shares eligible for accelerated vesting in that year. The remaining unvested shares (35,648 shares) will vest on January 31, 2013, so long as Mr. Stretch remains employed with the company on that date.

        Insider Trading Policy; Equity Award Administration Policy.    To impose certain restrictions on trading in our securities and avoid any appearance of impropriety concerning the timing of equity grants and awards, we have implemented a Policy and Procedure on Insider Trading ("Insider Trading Policy") and an Equity Award Administration Policy ("Equity Award Policy").

        Pursuant to the Insider Trading Policy, we prohibit certain stock transactions by our employees and directors, including short-selling and purchases of options (such as "puts" or "calls") involving our securities.

        Furthermore, the Equity Award Policy mandates that the grant date of all equity awards to executive officers be the last trading day of the month in which the award is approved, unless a blackout or trading freeze period is in effect, in which case the grant date of the award is the last trading day of the following month. Our Equity Award Policy can be found on our Internet website at http://www.calliduscloud.com/investor-relations/governance.

Other Benefits

        Change of Control and Severance.    Our executive officers have agreements providing potential severance benefits, including enhanced benefits through equity acceleration if termination occurs in connection with a change of control. The compensation committee believes that severance and change of control arrangements: (1) mitigate some of the risk that exists for executives working in a smaller company, especially in an industry such as ours with significant acquisition activity, and (2) incent executives to successfully execute and support particular transactions, such as if we were acquired.

        These arrangements are also intended to attract and retain qualified executives who otherwise may pursue alternative employment that they perceive to be less risky absent potential severance benefits. The compensation committee and our board of directors regularly review the benefits provided by these arrangements, and detailed descriptions (including a quantification of the benefits) is below in the section entitled "Employment Contracts, Change of Control Arrangements and Severance Agreements". We do not provide tax gross-ups if an executive is subject to taxes as a result of severance and change of control benefits.

        Other.    Our executive officers participate in employee benefit plans that are otherwise generally provided to our employees, including our employee stock purchase plan, 401(k) plan and health and welfare benefits. We do not provide additional benefits or perquisites to our executives that are not made available to other employees.

Accounting and Tax Considerations

        We account for stock-based awards made to all employees and non-employee directors, such as stock options and RSUs, in accordance with the requirements of FASB ASC Topic 718, including expensing stock options over the applicable vesting period. From April 2006 until October 2011, we granted stock options with maximum terms of five years. For any stock options granted after October 2011, our board of directors approved a change to the term from five to ten years to mitigate the forfeiture rate experienced by our employees and non-employee directors.

        Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation in excess of $1 million received by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated employees, unless the compensation is "performance-based" as defined by the Code. To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us. Neither our 2011 Bonus Plan nor our equity compensation grants qualify as "performance-based" compensation under Section 162(m).

Summary of Named Executive Officer Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)		Restricted Stock Unit Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Leslie J. Stretch	2011	$400,000	—		$1,482,500	—	$46,033	—	$1,928,533
President and Chief	2010	$400,000	—		$1,008,000	—	$50,000	—	$1,458,000
Executive Officer	2009	$400,000	—		$163,750	$148,788	$154,040	—	$866,578
Ronald J. Fior	2011	$298,116	—		$761,009	—	$25,731	—	$1,084,856
Senior Vice President,	2010	$298,116	—		$487,200	—	$27,948	—	$813,264
Finance and Operations, Chief Financial Officer	2009	$298,116	—		$157,200	$35,709	$86,104	—	$577,129
V. Holly Albert	2011	$273,000	—		$622,650	—	$23,563	—	$919,213
Senior Vice President,	2010	$273,000	$4,000	(4)	$420,000	—	$25,594	—	$722,594
General Counsel, Secretary	2009	$273,000	—		$157,200	$35,709	$78,849	—	$544,758
Jimmy Duan(3)	2011	$236,667	$9,659	(5)	$691,835	—	$15,824	—	$953,984
Senior Vice President, International Sales	2010	$230,000	—		$369,600	—	$21,563	—	$621,163
Michael L. Graves	2011	$262,080	—		$622,650	—	$22,620	—	$907,350
Senior Vice President,	2010	$262,080	—		$705,600	—	$24,570	—	$992,250
Engineering, Chief Technology Officer	2009	$262,080	—		$157,200	$35,709	$75,695	—	$530,684

(1)
The amounts shown reflect the grant date fair value of RSUs and stock options granted, respectively, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during fiscal 2011. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. Details of the 2011 stock awards can be found in the "Grants of Plan-Based Awards During 2011" table. Details regarding equity awards that are still outstanding can be found in the "Outstanding Equity Awards at 2011 Year-End" table.

(2)
Reflects amounts earned pursuant to our 2011 Bonus Plan as described above under "Compensation Discussion And Analysis — 2011 Performance-Based Cash Bonuses."

(3)
Mr. Duan was a named executive officer in fiscal 2011 and 2010, but not in 2009; consequently, disclosure of his fiscal 2009 compensation is not provided.

(4)
Represents a discretionary bonus to Ms. Albert for her efforts related to the acquisition of Actek, Inc. in 2010.

(5)
Represents a discretionary bonus to Mr. Duan for his exceptional sales performance in 2011.

  Grants of Plan-Based Awards During 2011

        The following table sets forth information concerning payments pursuant to our 2011 Bonus Plan and RSUs granted during 2011 to our NEOs.

GRANTS OF PLAN-BASED AWARDS DURING 2011

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Restricted Stock Unit Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Restricted Stock Unit Awards ($)(4)
Name	Grant Date(1)	Approval Date(1)	Threshold ($)(2)		Target ($)(2)		Maximum ($)(2)
Leslie J. Stretch	2/28/2011	1/24/2011	—		—		—	50,000	$296,500
	2/28/2011	1/24/2011	—		—		—	30,000	$177,900
	2/28/2011	1/24/2011	—		—		—	170,000	$1,008,100
	—	—	$355,000		$400,000		—	—	—
Ronald J. Fior	2/28/2011	1/24/2011	—		—		—	19,250	$114,153
	2/28/2011	1/24/2011	—		—		—	109,082	$646,856
	—	—	$198,433		$223,587		—	—	—
V. Holly Albert	2/28/2011	1/24/2011	—		—		—	15,750	$93,398
	2/28/2011	1/24/2011	—		—		—	89,250	$529,253
	—	—	$181,716		$204,750		—	—	—
Jimmy Duan	2/28/2011	1/24/2011	—		—		—	17,500	$103,775
	2/28/2011	1/24/2011	—		—		—	99,167	$588,060
	—	—	$176,020	(5)	$198,333	(5)	—	—	—
Michael L. Graves	2/28/2011	1/24/2011	—		—		—	15,750	$93,398
	2/28/2011	1/24/2011	—		—		—	89,250	$529,253
	—	—	$174,447		$196,560		—	—	—

(1)
Pursuant to our equity awards administration policy approved by our board of directors, stock options and restricted stock units are awarded to executive officers, including the NEOs listed above, on the last trading day of the month in which the award is approved or, if a blackout period or trading freeze is in effect such as it was in January 2011, the grant date of the award is the last trading day of the following month.

(2)
The amounts shown reflect the "threshold" or minimum payment level based on achievement of certain performance metrics and the "target" payment level which reflects 100% achievement of all performance metrics that NEOs could have received under our 2011 Bonus Plan, as described above under "Compensation Discussion And Analysis — 2011 Performance-Based Cash Bonuses." Actual amounts paid for 2011 are set forth in the "Summary Compensation Table" above.

(3)
Represents the number of RSUs awarded to each NEO.

(4)
The amounts represent the aggregate grant date fair value of each RSU award computed in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures related to service-based vesting conditions. They do not represent the actual amounts paid to or realized by the NEOs during fiscal 2011. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions.

(5)
Mr. Duan's responsibilities expanded from Senior Vice President, Asia Pacific and Latin America to Senior Vice President, International Sales in September 2011. Commensurate with his new responsibilities, his base salary increased from $230,000 to $250,000 annually and his executive target bonus percentage increased from 75% to 100% of base salary effective September 1, 2011.

  Outstanding Equity Awards at 2011 Year-End

        The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2011.

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

			Option Awards				Restricted Stock Unit Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Leslie J. Stretch	11/30/2005	(1)	190,000	—	$4.15	11/30/2015	—	—
	1/31/2007	(2)	120,000	—	$7.53	1/31/2012	—	—
	11/30/2007	(2)	400,000	—	$6.26	11/30/2012	—	—
	1/30/2009	(2)	91,145	33,855	$2.62	1/30/2014	—	—
	1/31/2008	(6)	—	—	—	—	35,648	$228,860
	1/30/2009	(8)	—	—	—	—	5,209	$33,442
	2/26/2010	(9)	—	—	—	—	100,000	$642,000
	2/26/2010	(8)	—	—	—	—	83,328	$534,966
	2/28/2011	(11)	—	—	—	—	50,000	$321,000
	2/28/2011	(10)	—	—	—	—	30,000	$192,600
	2/28/2011	(6)	—	—	—	—	127,491	$818,492
Ronald J. Fior	8/26/2003	(2)	60,000	—	$4.17	8/26/2013	—	—
	9/1/2004	(3)	80,000	—	$3.92	9/1/2014	—	—
	2/28/2005	(4)	100,000	—	$4.51	2/28/2015	—	—
	1/31/2006	(5)	110,000	—	$4.38	1/31/2016	—	—
	1/31/2007	(2)	120,000	—	$7.53	1/31/2012	—	—
	1/31/2008	(2)	97,916	2,084	$4.93	1/31/2013	—	—
	1/30/2009	(2)	21,875	8,125	$2.62	1/30/2014	—	—
	1/30/2009	(8)	—	—	—	—	5,000	$32,100
	2/26/2010	(8)	—	—	—	—	45,830	$294,229
	2/26/2010	(9)	—	—	—	—	35,000	$224,700
	2/28/2011	(10)	—	—	—	—	19,250	$123,585
	2/28/2011	(8)	—	—	—	—	81,806	$525,195
V. Holly Albert	1/31/2007	(2)	25,000	—	$7.53	1/31/2012	—	—
	1/31/2008	(2)	97,916	2,084	$4.93	1/31/2013	—	—
	1/30/2009	(2)	21,875	8,125	$2.62	1/30/2014	—	—
	1/30/2009	(8)	—	—	—	—	5,000	$32,100
	2/26/2010	(8)	—	—	—	—	45,830	$294,229
	2/26/2010	(9)	—	—	—	—	15,000	$96,300
	2/28/2011	(10)	—	—	—	—	15,750	$101,115
	2/28/2011	(8)	—	—	—	—	66,933	$429,710
Jimmy Duan	10/31/2008	(1)	158,333	41,667	$3.38	10/31/2013	—	—
	1/30/2009	(2)	21,875	8,125	$2.62	1/30/2014	—	—
	2/26/2010	(8)	—	—	—	—	45,830	$294,229
	2/28/2011	(10)	—	—	—	—	17,500	$112,350
	2/28/2011	(8)	—	—	—	—	74,370	$477,455
Michael L. Graves	2/28/2007	(1)	250,000	—	$7.46	2/29/2012	—	—
	1/31/2008	(2)	97,916	2,084	$4.93	1/31/2013	—	—
	1/30/2009	(2)	21,875	8,125	$2.62	1/30/2014	—	—
	1/30/2009	(8)	—	—	—	—	5,000	$32,100
	2/26/2010	(8)	—	—	—	—	45,830	$294,229
	2/26/2010	(9)	—	—	—	—	100,000	$642,000
	2/28/2011	(10)	—	—	—	—	15,750	$101,115
	2/28/2011	(8)	—	—	—	—	66,933	$429,710

(1)
Option vests over a period of four years, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over three years thereafter.

(2)
Option vests over a period of four years in equal monthly installments commencing on the grant date.

(3)
Option vested on September 1, 2007.

(4)
Option vested over a period of four years in equal monthly installments commencing on January 1, 2005.

(5)
Option vested over a period of four years in equal monthly installments commencing on December 6, 2005.

(6)
RSUs vest over a period of three years, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in eight quarterly installments thereafter.

(7)
RSUs vest on the fifth anniversary of the grant date provided that up to 20,000 RSUs may vest in each of the first three years after the grant date if and to the extent financial performance targets are met.

(8)
Following the grant date, the RSUs vest quarterly over three years.

(9)
RSUs vest entirety on the last trading day of January 2012.

(10)
RSUs vest on the first anniversary of the grant date.

(11)
RSUs vest on the third anniversary of the grant date.

(*)
The amounts shown are based on a price of $6.42 per share, which was the closing price of our common stock as reported on NASDAQ on December 30, 2011.

  Option Exercises and Stock Vested In 2011

        The following table provides information regarding stock option exercises and RSUs that vested in 2011.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Restricted Stock Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leslie J. Stretch	—	—	142,423	$852,672
Ronald J. Fior	30,000	$169,500	83,940	$500,446
V. Holly Albert	200,000	$330,443	78,981	$471,170
Jimmy Duan	—	—	73,186	$436,243
Michael L. Graves	—	—	78,981	$471,170

(1)
Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)
Represents the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on that date.

Employment Contracts, Change of Control Arrangements and Severance Agreements

  Change of Control Arrangements

        We have change of control agreements with all of our executive officers. The agreements provide that any options granted and restricted stock units awarded immediately vest if the individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within eighteen months after the change of control. The term "good reason" includes: (i) any reduction in base salary or annual target bonus, (ii) any material reduction in any other benefits, (iii) any material reduction in duties or authority, or (iv) a requirement to relocate more than 35 miles.

        If there had been a change of control in 2011 and one or more of our NEOs had been terminated effective as of December 31, 2011, we estimate that the value of the acceleration of options and RSUs under the change of control agreements would have been as follows:

Name	Value of Options Outstanding(1)	Value of Restricted Stock Units Outstanding(2)
Leslie J. Stretch	$128,649	$2,771,360
Ronald J. Fior	$33,980	$1,199,809
V. Holly Albert	$33,980	$953,454
Jimmy Duan	$157,543	$884,034
Michael L. Graves	$33,980	$1,499,154

(1)
The value was measured by subtracting the exercise price of the option from the closing price of our stock as of December 30, 2011, and multiplying the difference by the number of unvested shares.

(2)
Represents the closing price of our common stock as reported on NASDAQ on December 30, 2011 (the last trading day of the year) multiplied by the number of unvested RSUs.

  Employment Contracts and Severance Agreements

        We do not have fixed-term employment agreements with our NEOs and all are employed "at will". We do have severance agreements with executives. Under the terms of Mr. Stretch's amended severance agreement, if Mr. Stretch is terminated without cause and he signs a release of claims, he would receive eighteen months of: (i) his then-current base salary, (ii) target bonus, and (iii) an amount equal to the cost of COBRA health benefits contributions.

        Pursuant to severance agreements with Mr. Fior, Mr. Graves, and Ms. Albert, upon an involuntary termination for reasons other than cause, and upon signing a release of claims, each would receive twelve months of: (i) his/her then-current base salary, (ii) his/her target bonus, and (iii) an amount equal to the cost of his/her COBRA health benefits contributions.

        For all other senior vice presidents, upon an involuntary termination for reasons other than cause and signing a release of claims, each would receive seven months of: (i) his/her then-current base salary, and (ii) an amount equal to the cost of his/her COBRA health benefits contributions.

        The following table reflects the amounts we estimate each NEO would have been entitled to receive had they been terminated without cause effective as of December 31, 2011 (not including the value of equity vesting if the termination occurred in connection with a change of control, which is described above):

Name	Salary Equivalent	Target Bonus Equivalent	Health Benefits(1)	Total Severance Benefits
Leslie J. Stretch	$600,000	$600,000	$34,847	$1,234,847
Ronald J. Fior	$298,116	$223,587	$23,232	$544,935
V. Holly Albert	$273,000	$204,750	$16,400	$494,150
Jimmy Duan	$145,833	—	$13,552	$159,385
Michael L. Graves	$262,080	$196,560	$23,232	$481,872

(1)
Amounts are based on an estimate of the cost of COBRA contributions for continued health care coverage.

  Equity Compensation Plan Information

        The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2011.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders(1)(2)	4,403,003	$4.71	2,014,218	(3)

(1)
The number of shares of common stock available under our Employee Stock Purchase Plan increases on July 1 of each year by the lesser of: (i) 1,200,000 shares, (ii) 2% of the outstanding shares of common stock on the last trading day immediately preceding such date, or (iii) an amount determined by the board of directors.

(2)
The number of shares available under our 2003 Stock Incentive Plan increases on July 1 of each year by the lesser of: (i) 2,800,000 shares, (ii) 5% of the outstanding shares of common stock on the last day immediately preceding such date, or (iii) an amount determined by the board of directors.

(3)
Includes 1,094,535 shares that were issued pursuant to restricted stock unit awards that were forfeited before they vested. Under the terms of our 2003 Stock Incentive Plan these forfeited shares are available for issuance in future equity awards.

 PROPOSAL THREE:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which added Section 14A to the Exchange Act, our stockholders may vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

        We ask stockholders to indicate support for the compensation of our named executive officer as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at our 2012 annual meeting of stockholders:

    "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's proxy statement for the 2012 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying tables and disclosures."

        As described in detail under the heading entitled "Compensation Discussion and Analysis" above, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for achieving specific annual, long-term business objectives intended to increase stockholder value.

        Our compensation committee and board of directors continually review the compensation programs for our named executive officers to ensure alignment with our stockholders' interests and current market practices. As a result of the board of directors' strong desire that we sustain non-GAAP operating profitability in 2011 and the compensation committee's review process, the compensation committee and board of directors made the following decisions in 2011 with respect to our executive compensation practices:

  •
  No increases to executive base salaries;

  •
  No payouts of executive cash bonuses unless non-GAAP operating profitability (after factoring in bonus payouts) is achieved; and

  •
  Increasing equity compensation to promote long-term success and increase stockholder value.

        Furthermore, our board of directors' desire to maintain appropriate executive compensation practices including:

  •
  No substantive or recurring benefits or prerequisites other than those offered generally to our employees;

  •
  Executive change of control agreements requiring a termination of employment before change of control benefits arise. (For a more detailed description of these "double trigger" change of control agreements, please refer to the section entitled "Change of Control Arrangements" above);

  •
  Executive severance agreements ranging from seven months base salary and COBRA contributions to a maximum of eighteen months of base salary, target bonus and COBRA contributions for our Chief Executive Officer. (For a more detailed description of our severance agreements, please refer to the section entitled "Employment Contracts and Severance Agreements" above); and

  •
  No gross-ups or other reimbursements for taxes.

Response to the 2011 Say-on-Pay Vote

        At our stockholders meeting held on June 1, 2011, the executive compensation for our NEOs set forth in our 2011 proxy statement was approved by approximately 98% of the shares voting at the meeting (excluding broker non-votes). We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors have kept our compensation decisions and practices consistent with these overarching goals, as described in further detail under the heading entitled "Compensation Discussion and Analysis" above, and believe that stockholders support those views based on our voting results. At last year's annual meeting, our stockholders also indicated their preference, on an advisory basis, to hold an advisory vote to approve executive compensation every year. Accordingly, we intend to hold such votes annually until we hold a subsequent advisory vote on the frequency of such votes.

        In voting on the foregoing say-on-pay executive compensation resolution, stockholders may:

  •
  vote in favor of the resolution;

  •
  vote against the resolution; or

  •
  abstain from voting on the resolution.

        The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the compensation committee or the board of directors. Nevertheless, our board of directors and compensation committee value the opinions of our stockholders; to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

        The following table sets forth, as of the record date, the shares of our common stock beneficially owned by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each individual who served as a director or named executive officer during 2011; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are currently exercisable or exercisable, and RSUs that vest, within sixty days of the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 34,642,068 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address(1)	Number	Percent
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	4,904,680	14.16%
S Squared Technology, LLC and S Squared Capital II Management, LLC(3) 515 Madison Avenue New York, NY 10022	2,585,983	7.46%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	1,932,039	5.58%
Goldman Sachs Asset Management(5) 200 West Street New York, NY 10282	1,815,234	5.24%
Archon Capital Management LLC(6) 1301 Fifth Avenue, Suite 3008 Seattle, WA 98101	1,773,294	5.12%
William B. Binch(7)	169,061	*
Charles M. Boesenberg(8)	212,632	*
Mark A. Culhane(9)	42,500	*
George B. James(10)	256,327	*
David B. Pratt(11)	414,760	1.20%
Michele Vion(12)	122,500	*
Leslie J. Stretch(13)	546,801	1.58%
Ronald J. Fior(14)	641,448	1.85%
V. Holly Albert(15)	196,981	*
Jimmy Duan(16)	284,793	*
Michael L. Graves(17)	253,801	*
All directors and executive officers as a group (10 persons)(18)	2,856,811	8.25%

*
Less than 1%.

(1)
Unless otherwise noted, all addresses are c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588.

(2)
Based on Schedule 13G/A filed with the SEC on February 13, 2012, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "Investment Act"), is the beneficial owner of 2,962,297 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Act. Edward C. Johnson 3d ("Mr. Johnson") and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 2,962,297 shares. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,942,383 shares as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR, through its control of PGATC, each has sole dispositive power over the 1,942,383 shares and sole power to vote or to direct the voting of the 1,942,383 shares owned by the institutional accounts managed by PGATC.

(3)
Based on Schedule 13G/A filed with the SEC on February 13, 2012. Securities are held by S Squared Technology, LLC ("SST") and S Squared Capital II Management, LLC ("SSCIIM"), both limited liability companies, and Seymour L. Goldblatt ("Seymour") and Kenneth A. Goldblatt ("Kenneth"), both United States citizens. SST and SSCIIM are registered investment advisors for the accounts of multiple private investment funds, and Seymour and Kenneth are control persons of SST and SSCIIM. Seymour is the President of SST and SSCIIM, and owns a majority of the interests in SST. Kenneth owns a majority of the interests in SSCIIM. SST and SSCIIM have sole voting power and sole dispositive power with respect to all of the 2,585,983 shares, and Seymour and Kenneth each have sole voting and dispositive power with respect to all 2,585,983 shares held by SST and SSCIIM.

(4)
Based on Schedule 13G filed with the SEC on January 20, 2012, BlackRock, Inc. has sole voting power and sole dispositive power with respect to all of the 1,932,039 shares.

(5)
Based on Schedule 13G filed with the SEC on February 8, 2012, Goldman Sachs Asset Management (Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC), a registered investment advisor, has shared voting power and shared dispositive power with respect to all of the 1,815,234 shares.

(6)
Based on Schedule 13G filed with the SEC on February 14, 2012, Archon Capital Management LLC and Constantinos Christofilis, a United States citizen, are registered investment advisors and have shared voting power and shared dispositive power with respect to all of the 1,773,294 shares.

(7)
Includes 111,561 shares that may be acquired within 60 days of the record date through the exercise of stock options, and 4,000 shares held indirectly by Mr. Binch through a trust.

(8)
Includes 105,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.

(9)
Includes 27,500 shares that may be acquired within 60 days of the record date through the exercise of stock options.

(10)
Includes 198,827 shares that may be acquired within 60 days of the record date through the exercise of stock options.

(11)
Includes 345,767 shares that may be acquired within 60 days of the record date through the exercise of stock options, and 30,000 shares held indirectly by Mr. Pratt through a trust.

(12)
Includes 105,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.

(13)
Includes 347,771 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

(14)
Includes 501,477 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

(15)
Includes 98,131 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

(16)
Includes 227,132 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

(17)
Includes 137,871 shares that may be acquired within 60 days of the record date through the exercise of stock options and/or vesting of RSUs.

(18)
See footnotes (7)-(15) and (17) above.

Certain Relationships and Related-Party Transactions

  Policies and Procedures for the Review and Approval of Related-Party Transactions

        Our legal and financial departments are primarily responsible for the development and implementation of processes and controls to identify and determine whether a transaction is or may involve related parties. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure of any related-party transactions, arrangements or relationships. In addition, the affected director, executive officer, and/or management are required to bring these matters to the attention of our legal and financial departments in advance (or, if not practicable, as promptly as possible). Then, an analysis is performed to determine whether a related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances, including our business interest in the transaction, whether the transaction is entered into in the normal course of business and/or on substantially comparable terms to transactions between unrelated parties, and whether there are alternatives to entering into the transaction. In addition, the audit committee reviews and approves any related-party transactions that it determines are appropriate for us to undertake.

  Related-Party Transactions

        SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related-party has a direct or indirect material interest. During the second quarter of 2011, as a result of our acquisition of Actek, Inc., a related-party transaction arose with K.L. Properties LLC of which Mr. Farley Lavett, our Senior Vice President, ActekSoft, is the principal manager. We are subject to the terms of a lease, which was entered into with K.L. Properties LLC prior to the acquisition, for the premises in which our Alabama facilities are located.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of such forms provided to us and written representations from our executive officers and directors with respect to our 2011 fiscal year, we believe that all Section 16(a) filing requirements during fiscal 2011 were complied with.

Audit Committee Report

        The audit committee of the board of directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2011 (the "audited financial statements").

  •
  The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG LLP ("KPMG"), Callidus' independent auditors;

  •
  The Committee has also discussed with KPMG the matters required to be discussed by statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with KPMG its independence from Callidus. The Committee also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining KPMG's independence and discussed such matters with KPMG; and

  •
  Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

THE AUDIT COMMITTEE
Mark A. Culhane, Chair George B. James David B. Pratt

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

ADDITIONAL INFORMATION

Other Matters

        We know of no other matters to be submitted at the 2012 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

V. HOLLY ALBERT, Senior Vice President, General Counsel and Secretary

Dated: April 20, 2012

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2012.

        Copies of this proxy statement and our annual report for the fiscal year ended December 31, 2011 are available by visiting http://proxydocs.calliduscloud.com/.

        You may also obtain copies of these materials free of charge by writing to Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

ANNUAL MEETING OF STOCKHOLDERS OF CALLIDUS SOFTWARE INC. June 6, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The 2011 Annual Report, 2012 Notice of Stockholders Meeting, Proxy Statement, and Proxy Card are available at - http://proxydocs.calliduscloud.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box on the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect Directors to serve until the 2015 annual meeting of stockholders: O Charles M. Boesenberg O Leslie J. Stretch 2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2012. 3. To approve the resolution approving the compensation of the named executive officers. 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If your card is signed and returned without instructions, your shares will be voted in favor of all director nominees, and in favor of proposals 2 and 3. If you do not mail a proxy card or attend the annual meeting and vote by ballot, your shares will not be voted. In the event that any other matter may properly come before the annual meeting, or any adjournment or postponement thereof, each proxy is authorized to vote on such matter in his/her discretion. You hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof. By signing and returning this proxy card, you also hereby acknowledge the receipt of the notice of annual meeting of stockholders, proxy statement and 2011 annual report of Callidus Software Inc. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTORS NOMINATED AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20233000000000000000 7 060612

0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14475 CALLIDUS SOFTWARE INC. Notice of Annual Meeting of Stockholders To be held June 6, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS You are cordially invited to attend the 2012 annual meeting of stockholders of Callidus Software Inc., a Delaware corporation, which will be held on June 6, 2012 at 10:00 a.m., local time, at the offices of Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. Whether or not you plan to attend the annual meeting, we ask that you sign and return the enclosed proxy card as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person. By signing and returning this proxy card, you are hereby appointing Ronald J. Fior and V. Holly Albert, and each of them acting individually, as proxies, with the powers you would possess if personally present, and with full power of substitution, to vote all of your shares in Callidus Software Inc. at the annual meeting and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement. (Continued and to be signed on the reverse side.)